EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117198 on Form S-3/A and 333-117199 on Form S-8 of our report dated March 15, 2005, relating to the consolidated financial statements and financial statement schedule of MEDTOX Scientific, Inc., appearing in this Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 17, 2005